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                                                                   Exhibit 10(g)

                                CONSENT AGREEMENT

         THIS CONSENT AGREEMENT is executed and delivered as of the 31st day of January, 1999 by JAMES F. WIRTH and GAIL J. WIRTH (collectively referred to herein as the "Wirths"), RRF LIMITED PARTNERSHIP, a Delaware limited partnership ("RRFLP"), JAMES H. BERICK ("Berick"), and ALAN M. KRAUSE ("Krause") (Krause and Berick are sometimes collectively referred to herein as the "Payees").

                                    RECITALS
                                    --------

         1. The Wirths executed and delivered promissory notes to each of Krause and Berick on January 30, 1998, each note in the principal amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) (herein collectively referred to as the "Wirth Promissory Notes"), in connection with the Wirths' acquisition of all of the capital stock of Mid-America ReaFund Advisors, Inc., an Ohio corporation ("MARA"), from the Payees pursuant to a Purchase Agreement dated January 30, 1998 (the "MARA Purchase Agreement"). Copies of the Wirth Promissory Notes are attached hereto as EXHIBIT A.

         2. As security for the payment of the liabilities and obligations evidenced by the Wirth Promissory Notes, the Wirths also executed and delivered pledge agreements to each of Krause and Berick on January 30, 1998 (the pledge agreements collectively referred to herein as the "Pledge Agreements"), granting to each of the Payees a security interest in the capital stock of MARA acquired by the Wirths. Copies of the Pledge Agreements are attached hereto as EXHIBIT B.

         3. The termination of the Advisory Agreement dated as of January 31, 1998 between RRFLP and MARA (the "Advisory Agreement") constitutes an event of default under Section 7(f) of each of the Pledge Agreements and, at the Wirths' request, Krause and Berick have each


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agreed to waive such defaults under their respective Pledge Agreements in consideration of the covenants and agreements set forth herein.

         4. In consideration of such waiver by Krause and Berick, RRFLP has agreed unconditionally to guarantee the obligations of the Wirths under the Wirth Promissory Notes.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. CONFIRMATION OF INDEBTEDNESS. The Wirths hereby confirm to the Payees that the execution of this Consent Agreement affects no obligation, liability or agreement of the Wirths under the Wirth Promissory Notes, which obligations remain unmodified and in full force and effect as the joint and several obligations of the Wirths.

         2. CONSENT TO TERMINATION OF ADVISORY AGREEMENT. Each Payee, in consideration of the covenants and agreements set forth herein, severally and not jointly (a) consents to the termination of the Advisory Agreement and (b) agrees to waive the resulting default under Section 7(f) of the respective Pledge Agreement to which he is a party.

         3. RRFLP GUARANTEE OF OBLIGATIONS. In consideration of the Payees consent to the termination of the Advisory Agreement and their waiver of default under the Pledge Agreements, RRFLP hereby agrees to irrevocably guarantee to Payees and their successor and assigns the full and due performance by the Wirths of all of the terms, obligations, covenants, and agreements under the Wirth Promissory Notes, as evidenced by the guarantee of even date herewith and attached hereto as EXHIBIT C.

         4. REQUIRED PREPAYMENT OF THE WIRTH PROMISSORY NOTES. In consideration of the Payees consent to the termination of the Advisory Agreement and their waiver of default under the Pledge Agreements, the Wirths hereby agree that the entire unpaid balance of the Wirth



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Notes and all accrued and unpaid interest thereon must be repaid within thirty
(30) days of the receipt of cumulative gross proceeds of Ten Million Dollars ($10,000,000) or more by InnSuites Hospitality Trust, an Ohio unincorporated real estate investment trust (the "Trust"), from any one or more debt or equity offerings, whether public or private, of securities or obligations of the Trust.

         5. ATTORNEYS' FEES. RRFLP agrees to pay the reasonable attorneys' fees incurred by both Krause and Berick in connection with the consummation of the transactions contemplated by this Agreement. Such payment shall be a condition to the effectiveness of this Consent Agreement.

         6. SINGLE WAIVER. This waiver shall not apply to any other provisions of the Wirth Promissory Notes or any other provisions of the Pledge Agreements. The foregoing waiver is limited to its express terms and shall not be deemed a waiver of any other event of default or possible default which may have existed on or prior to the date hereof or which may arise hereafter under any provision of the Wirth Promissory Notes or the Pledge Agreements. Further, the granting of this waiver shall not be construed as an agreement or understanding by the Payees to grant any other waiver or other accommodation in respect to the Wirth Promissory Notes or the Pledge Agreements.

         7. OTHER DOCUMENTS. Payees, for themselves and their successors and assigns, severally and not jointly, further agree, at RRFLP's request and expense but without further consideration, to prepare, execute, acknowledge and deliver to RRFLP or its designee such other instruments and acknowledgments, or take such further action as RRFLP may reasonably request, to effectuate the agreements contained herein.

         8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.


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         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio.

         10. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties or their duly authorized officers or designees have executed and delivered this Agreement as of the date and year first above written.



/s/ James H. Berick                        /s/ JAMES F. WIRTH
---------------------------                -------------------------------------
JAMES H. BERICK                            JAMES F. WIRTH



/s/ Alan M. Krause                          /s/ Gail J. Wirth
---------------------------                -------------------------------------
ALAN M. KRAUSE                              GAIL J. WIRTH



                                            RRF LIMITED PARTNERSHIP

                                            By: INNSUITES HOSPITALITY TRUST,
                                                its Sole General Partner


                                                By: /s/ MARC E. BERG
                                                    Marc E. Berg
                                                    Executive Vice President and
                                                    Secretary

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